                            [USA NETWORDS INC. LOGO]

FOR IMMEDIATE RELEASE                                             APRIL 24, 2002

                   USA REPORTS STRONGEST GROWTH IN ITS HISTORY
                   58% EBITDA GROWTH FROM OPERATING BUSINESSES
                           MARGINS EXPAND DRAMATICALLY

NEW YORK, April 24, 2002 - USA Networks, Inc. (NASDAQ: USAI), to be renamed USA Interactive upon closing of the contribution of USA Entertainment to a joint venture to be controlled by Vivendi Universal, reported results today for its quarter ended March 31, 2002. On a comparative pro forma basis reflecting the pending Vivendi transaction, USA reported the following ($ in millions, except per share):


                                                   Q1 2002          Q1 2001          GROWTH
                                                   -------          -------          ------
REVENUE:
   Operating Businesses                             $926.6           $751.1             23%
   Total                                           1,007.1            877.9             15%

ADJUSTED EBITDA (A):
   Operating Businesses                             $155.6            $98.6             58%
   Total                                             131.6             74.3             77%

EPS:
  Diluted EPS from Continuing Operations (b)         $0.00          ($0.05)              NM
  Cash Net Income EPS (a)                             0.05             0.01            400%

(a) See definitions on page 2.

(b) 2001 data is pro forma for the adoption of FAS 141/142, the new accounting rules which eliminate amortization of goodwill. 2002 results are before after-tax expense of $310.6 million related to the cumulative effect of adoption of FAS 141/142. See page 7 for further details.

(c) All references to EBITDA refer to Adjusted EBITDA, as defined on page 2.

HIGHLIGHTS

  o HSN-U.S. grew EBITDA(c) by 26% to $57.7 million on 13% higher revenue. HSN's operating margin expanded to 14.6% from 13.1% in the previous year, due primarily to higher gross margins. HSN currently expects to meet its EBITDA budget of $285 million for 2002.

  o Ticketmaster grew ticketing EBITDA by 11% to $33.7 million on 2% higher revenue. Ticketing's operating margin expanded to 22% from 20% in the previous year, due primarily to lower variable costs and leveraging its fixed cost base.

  o Match.com grew EBITDA over 25 times to $6.9 million on 196% higher revenue. Match.com ended the quarter with 527,662 subscribers, a 178% increase over Q1 2001.

  o USA's online travel companies continue to experience robust growth. Expedia maintains its status as the world's leading online travel service, with $1.1 billion in gross bookings in Q1. Expedia grew EBITDA over six-fold to $34.6 million on 103% higher revenue. HRN grew EBITDA 63% to $25.8 million on 57% higher revenue.

  o USA's operating margins improved dramatically. The operating businesses expanded EBITDA margins to 16.8% from 13.1%, and the combined businesses grew margins to 13.1% from 8.5%.

  o USA currently expects to exceed its budgeted 2002 operating revenue by 2% and operating EBITDA by 11%. This would bring 2002 growth in operating EBITDA to 50%, vs. budgeted growth of 34%. Further, USA expects to exceed its budgeted 2002 operating income by 2%.

                                     -More-
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                                                                          2 of 8

SEGMENT FINANCIAL RESULTS
On a comparative pro forma basis reflecting pending transactions, USA reported the following ($ in millions):

                                                                  Q1 2002            Q1 2001               GROWTH
                                                                ---------          ---------             --------
REVENUES - OPERATING BUSINESSES
  HSN - U.S.                                                       $396.2             $349.2                  13%
  Ticketing                                                         153.4              150.1                   2%
  Hotel Reservations Network                                        165.7              105.3                  57%
  Expedia                                                           116.0               57.2                 103%
  PRC                                                                70.1               80.7                 -13%
  Match.com                                                          25.3                8.5                 196%
                                                                ---------          ---------             --------
  SUB-TOTAL                                                        $926.6             $751.1                  23%
REVENUES - EMERGING BUSINESSES
  Citysearch and related                                              7.3               12.4
  ECS / Styleclick                                                   12.1                8.6
  HSN - international and other (a)                                  81.5               83.4
                                                                ---------          ---------
    SUB-TOTAL                                                      $100.9             $104.4
                                                                ---------          ---------
  Euro's exchange rate fluctuation (b)                              (16.5)             (13.7)
  Disengaged HSN Homes (c)                                           (0.9)              36.2
  Intersegment Elimination                                           (3.0)               0.0
                                                                ---------          ---------
    TOTAL                                                        $1,007.1             $877.9                  15%
                                                                =========          =========             ========
ADJUSTED EBITDA - OPERATING BUSINESSES
  HSN - U.S.                                                        $57.7              $45.7                  26%
  Ticketing                                                          33.7               30.2                  11%
  Hotel Reservations Network                                         25.8               15.8                  63%
  Expedia                                                            34.5                4.5                 661%
  PRC                                                                 5.7               10.0                 -43%
  Match.com                                                           6.9                0.3                2503%
  Corporate and other                                                (8.7)              (7.9)                 -10%
                                                                ---------          ---------             --------
    SUB-TOTAL                                                      $155.6              $98.6                  58%
ADJUSTED EBITDA - EMERGING BUSINESSES
  Citysearch and related                                            (10.7)             (11.8)
  ECS / Styleclick                                                   (8.5)             (16.9)
  HSN - international and other (a)                                  (4.6)              (0.8)
                                                                ---------          ---------
    SUB-TOTAL                                                      ($23.8)            ($29.4)
                                                                ---------          ---------
  Euro's exchange rate fluctuation (b)                               (0.3)              (0.9)
  Disengaged HSN Homes (c)                                            0.0                6.0
                                                                ---------          ---------
    TOTAL                                                          $131.6              $74.3                  77%
                                                                =========          =========             ========
ATTRIBUTABLE ADJUSTED EBITDA - OPERATING BUSINESSES                $116.7              $80.6                  45%
                                                                =========          =========             ========

(a) HSN Germany reported revenue and EBITDA (net of Euro's exchange rate fluctuation), respectively, of $59.6 million and $1.0 million in Q1 2002, vs. $65.2 million and $4.7 million in Q1 2001.

(b) In order to present comparable results for HSN Germany, the results have been translated from Euros to U.S. dollars at a constant exchange rate.

(c) 2001 amounts reflect estimated results generated by homes lost by HSN following the sale of USA Broadcasting to Univision. 2002 amounts reflect disengagement related sales rebates offered to customers impacted by disengagement.

ADJUSTED EBITDA, also referred to as EBITDA in this release, is defined as operating income plus (1) depreciation and amortization, (2) amortization of cable distribution fees ($13.0 million & $8.8 million, in Q1 2002 and 2001, respectively), (3) amortization of non-cash distribution, marketing, and compensation expense, and (4) disengagement related payments to cable operators, marketing expenses and sales rebates ($11.5 million in Q1 2002) related to the transfer of HSN's distribution to cable (which has been accomplished). CASH NET INCOME ("CNI") is defined as net income available to common shareholders plus
(1) amortization of non-cash distribution, marketing, and compensation expense
(2) amortization of goodwill (in 2001) and intangibles and (3) minority interest related to Holdco. Shares outstanding to compute CNI EPS is defined as actual shares outstanding plus 33.2 million shares of Holdco that are exchangeable into USA common stock. Related to Holdco, the Company has the right to issue common stock for all remaining exchangeable shares. CNI EPS amounts are shown on a fully diluted, treasury method basis, including the impact of dilutive securities. ATTRIBUTABLE ADJUSTED EBITDA - OPERATING BUSINESSES is defined as Adjusted EBITDA from Operating Businesses, less the percentage of Adjusted EBITDA attributable to minority shareholders of USA's public subsidiaries. This percentage is determined based on fully diluted, treasury method shares as of March 31, 2002.

                                     -More-
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CAPITALIZATION
The company reported shares outstanding, as of April 15, 2002, and net cash and other securities, as of March 31, 2002, of the following (amounts in millions):

                                                                            PRO FORMA FOR            PRE-
                                                                             VIVENDI DEAL         VIVENDI DEAL
                                                                            -------------         ------------
Fully Diluted Shares Outstanding (a)                                                  477                  796
Consolidated Net Cash (b)                                                          $2,917               $1,298
Face Value of Preferred Issued in Expedia Transaction                                $656                 $656
Securities in Vivendi Universal Entertainment ("VUE") (c)                          $3,264                   $0

     USA's aggregate market capitalization, pro forma for the pending Vivendi transaction, was $15.2 billion as of April 15, 2002.

        (a) Fully diluted shares. Includes treasury method options and warrants, exchangeable shares and other dilutive securities, and includes Vivendi's remaining 56.6 million USA shares that may be delivered to USA in connection with USA's Series B preferred interest in VUE, which will be issued to USA in the pending Vivendi transaction.
        (b) Includes USA's consolidated cash including that of USA's public subsidiaries and an advance receivable to Universal of $19.7 million which will be paid at the close of the Vivendi transaction. Excludes cash due to clients at Ticketmaster. Pro forma attributable net cash is $2.6 billion, which accounts for minority ownership of USA's public subsidiaries on a fully diluted, treasury method basis.
        (c) Includes securities to be issued to USA in the pending Vivendi transaction, as follows: Series A preferred interest and 5.4% common interest in VUE at balance sheet carrying values, and Series B preferred interest in VUE, at the lesser of the March 31, 2002 market value of 56.6 million shares ($1.8 billion), and the accreted face value of the Series B Preferred interest (initially $1.75 billion).

OPERATING HIGHLIGHTS
HSN - U.S.
--------------------------------------------------------------------------------
o HSN's gross profit increased 200 basis points to 35.5%, driven by a stronger inventory position in 2002, with inventory levels declining 12% year over year, and a shift toward higher margin products.
o Off-air revenue increased 40% over last year, driven by record upsells and roll-out of the new waitlist business. Customer take rates on upsells are up 26% since last year.
o      HSN.com grew revenue 128% over Q1 2001 to $43 million.
o HSN continues to improve the customer experience, reducing its customer service related calls by 13%. In addition, since opening the fulfillment center in Fontana, CA, HSN is shipping packages to West Coast customers 40% faster than in the year-ago period.
o Health and beauty products grew sales 20% over last year, driven by the popularity of the Andrew Lessman, Serious Skin Care and Elariia brands.
o Emmy-Award winner Christopher Lowell successfully debuted 10 new products on HSN, 6 of which sold out completely, generating sales that were more than 100% above plan. Christopher's after-show online chat attracted the largest such audience on HSN.com, illustrating the powerful link between HSN's on air and online channels.

                                     -More-
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                                                                          4 of 8

TICKETMASTER/MATCH.COM/CITYSEARCH
--------------------------------------------------------------------------------

o Ticketing continues to migrate online at a fast clip. 38% of tickets were sold online in Q1, versus 30% last year. This trend increased during the quarter, with 40% of tickets sold online in March, and Ticketmaster is on track to meet its goal of 45% of ticket sales online by year-end.

o Ticketmaster was named the official ticketing provider and supporter of the 2004 Olympic Games in Athens.

o Top-selling events were U.S. Hot Rod Association Monster Truck Events, Ringling Brothers, Blink 182, N*SYNC and JOHN HANCOCK CHAMPIONS ON ICE 2002 OLYMPIC TOUR.

o TicketFastTM, Ticketmaster's electronic ticketing product, is now installed in 70 venues.

o Match.com ended the quarter with 527,662 subscribers, a 178% increase over the year ago period and a 38% increase over Q4 2001.

o Match.com accelerated its international expansion with the acquisition of Soulmates Technology, a global provider of online dating services in approximately 25 countries.

o Citysearch significantly increased monthly unique users to 7.1 million in March 2002 from 4.0 million in March 2001, and was named a "50 Best Website" by Time Magazine.

o Evite sent 7.7 million invitations this quarter, up 60% from last year. Evite increased monthly unique users 81% to 1.5 million in March.


HOTEL RESERVATIONS NETWORK
--------------------------------------------------------------------------------

o On March 25, HRN unveiled its new brand and website, WWW.HOTELS.COM, with superior technology and improved tools such as personalization, mapping functions, and enhanced customer service.

o HRN also launched a multi-million dollar marketing campaign, which has demonstrated great results in drawing people to the new site. Already, hotels.com is producing 7-10% of HRN's bookings, and most of these sales appear to be incremental.

o HRN beat its daily booking record on February 27th, with over $3 million in bookings.

o In total, HRN sold over 1.4 million room nights in Q1, a 76% increase over the previous year.

o HRN now has over 6,000 properties, gaining a record 1,500 properties in Q1. This is as many properties as the company added in its first 9 years in business.

o HRN and Spirit Airlines announced that HRN will be the exclusive lodging provider for Spirit, which is the largest privately-held airline in the world.

o HRN announced that Hilton Hotel Corporation approved the participation by all of its corporately owned and managed Hilton and Doubletree broanded hotels in the HRN distribution Network.

                                     -More-
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EXPEDIA
--------------------------------------------------------------------------------

o On February 4th, USA closed its acquisition of a majority stake in Expedia.

o Merchant revenues were $57.7 million, or 50% of revenues, surpassing agency revenues for the first time. Agency revenues were $51.7 million, or 44% of revenues.

o Expedia expanded its average reach to 11 million monthly unique users, and at the same time increased its conversion ratio to 5.8% from 5.7% in the year-ago quarter.

o Expedia announced marketing agreements with major airlines including Continental Airlines, Delta Airlines and Alaska Airlines -- providing consumers with values such as exclusive promotions, better deals within packages and discounted webfares.

o Expedia.com(R) launched the Walt Disney World Resort store, a one-stop shop where travelers can create vacation packages to the Orlando area, including stays at Walt Disney World Resort Hotels and theme park tickets.

o Expedia's WWTE continued its growth. In January, Expedia launched WWTE with Frontier Airlines for hotel and car. In February, British Airways became the first international partner to have local language private label versions of Expedia's lodging services on its US, UK, French and German sites.

o Expedia closed its acquisition of Classic Custom Vacations, the premier packager of high end Hawaii vacations, adding to its vacations business and expanding its distribution channels to traditional travel agents.


PRECISION RESPONSE CORPORATION
--------------------------------------------------------------------------------

o PRC's business continues to be affected by the economy-related slowdown in the outsourcing of customer care programs, particularly in the telecom and financial services industries. However, PRC did grow Q1 revenue by 1% from Q4, reversing the negative sequential trend that existed in 2001.

o During the quarter, PRC signed customer service deals with Target, BillPoint, Lodging.com, and expanded existing client relationships with American Express, AT&T and Federal Express.


OTHER HIGHLIGHTS
--------------------------------------------------------------------------------

o USA announced plans to purchase TV Travel Group, which operates 24-hour travel commerce TV networks in the U.K. and Germany. Management of TV Travel Group will oversee USA's planned travel commerce network.

                                     -More-

                                                                          6 of 8

OPERATING METRICS


ALL HOUSEHOLD NUMBERS FOR HSN AS OF END OF PERIOD.       Q1 2002        Q1 2001        GROWTH
                                                         -------        -------        ------
HSN - U.S.
Units Shipped (mm)                                           9.6            8.6           12%
Gross Profit %                                             35.5%          33.5%
Return Rate                                                19.0%          19.6%
Average price point                                       $45.41         $50.06
Product mix:
Homegoods                                                    39%            41%
  Jewelry                                                    24%            26%
  Health / Beauty                                            24%            19%
  Apparel / Accessories                                      13%            14%
HSN cable / DBS homes (mm)                                  72.6           68.4            6%
HSN total homes (mm)                                        74.9           80.2
HSN total homes pro forma for disengagement (mm)            74.9           68.9            9%
America's Store FTE's (mm)                                  11.2            8.4           33%
HSN - INTERNATIONAL AND OTHER - Households                                                         AVG. LIVE
CONSOLIDATED SERVICES:                                                                             HRS. DAILY              STAKE
                                                                                                   ----------              -----
  HSE - Germany (includes Austria/Switzerland)              29.8           29.7          0.3%             16                42%
  Home Shopping Espanol (U.S.)                               4.7            4.5          4.4%              9               100%
  Home Shopping Espanol (Mexico)                             2.4             --            NM              3               100%
UNCONSOLIDATED SERVICES:
TVSN (China) (HH airing at least 14 hrs/week)               16.9           16.8          0.7%             10                21%
Shop Channel (Japan)                                        11.9            9.4         26.6%             16                30%
  HSE - Italy                                                9.4            9.4          0.0%             11                41%
  HSE - Netherlands (includes Belgium)                       3.6            1.6        125.0%              8                47%
  HSE - France (includes Belgium / Luxembourg)               3.5            1.5        133.3%              5                47%
  HSE - U.K. (launched 10/01)                                6.0             --            NM             12                47%
TICKETMASTER
Number of tickets sold (mm)                                 23.9           23.6          1.5%
Gross value of tickets sold (mm)                            $997           $937          6.4%
Revenue per ticket                                         $5.97          $5.96          0.2%
Share of tickets sold online                               37.8%          29.5%
Online ticketing revenue                                   $62.2          $49.6         25.4%
MATCH
Paid Subscribers                                         527,662        189,532        178.4%
New Registrations                                      2,911,700      1,054,729        176.1%
New Subscriptions                                        342,405        121,659        181.4%
Conversion rate (registration to subscription)             11.8%          11.5%
HOTEL RESERVATIONS NETWORK
Hotel room nights sold (000s)                              1,408            799         76.2%
Average daily rate                                       $115.70        $124.35         -7.0%
Cities served                                                218            135         61.5%
Properties                                                 6,058          3,084         96.4%
Affiliates (including TravelNow)                          25,755         18,649         38.1%
EXPEDIA
Gross bookings (000s)                             (a) $1,107,000       $674,000         64.2%
Total transactions (000s)                         (b)      3,045          1,780         71.1%
Average Media Metrix reach (000s)                 (c)     11,242          6,969         61.3%
Expedia.com conversion                            (d)       5.8%           5.7%
New purchasing customers (000s)                   (e)      1,316            671         96.1%
Cumulative purchasing customers (000s)            (f)      7,610          3,603            NM
Unique purchasing customers (000s)                (g)      1,874          1,007         86.1%
PLEASE SEE FOOTNOTES ON NEXT PAGE.

                                     -More-

                                                                          7 of 8

 FOOTNOTES

(a) Gross bookings represents the total value of travel booked through the Expedia, VacationSpot, and WWTE sites.

(b) Transactions represents the number of reservations and purchases transacted through the Expedia and WWTE sites.

(c) Average monthly Media Metrix reach represents the unduplicated reach for the Expedia and VacationSpot sites.

(d) Conversion represents the monthly average Expedia.com unique monthly purchasers divided by the monthly average Media Metrix reach for the Expedia.com site.

(e) Expedia new purchasing customers represents the number of new customers transacting through the Expedia sites in a quarter.

(f) Expedia cumulative purchasing customers represents the cumulative number of customers that have ever transacted through the Expedia sites as of the end of a quarter.

(g) Expedia quarterly unique purchasing customers represents the number of unique customers transacting through the Expedia sites over the course of a quarter.


USA ENTERTAINMENT

On April 23, USA shareholders overwhelmingly approved the transaction in which the Company's Entertainment Group would be contributed to a joint venture with Vivendi Universal called Vivendi Universal Entertainment ("VUE"). The transaction is expected to close in early May. Below are summary results for USA Entertainment (consists of USA Cable, Studios USA and USA Films):

                             Q1 2002              Q1 2001              GROWTH
                             -------              -------              ------
Revenue                      $405.0               $492.1                -17.7%
EBITDA                        116.3                160.7                -27.6%


ADOPTION OF NEW ACCOUNTING RULES FOR GOODWILL

As USA has stated in previous publicly filed documents, effective January 1, 2002, all calendar year companies were required to adopt FAS 141/142, the new accounting rules for goodwill and other intangible assets. The new rules eliminated amortization of goodwill and other intangible assets with indefinite lives and established new measurement criterion for these assets. The company recorded a pre-tax write-off of $499 million related to the Citysearch and Precision Response (PRC) businesses. Although Citysearch and PRC are expected to generate positive cash flows in the future, due to cash flow discounting techniques required by the new rules, the future cash flows do not support current carrying values. The Citysearch write-off was $115 million, and the PRC write-off was $384 million. Goodwill recorded in Q1 2001 was $58.4 million.


ANALYST CONFERENCE CALL
USA Networks, Inc. will audiocast its conference call with analysts and investors discussing the company's fourth quarter financial results on Wednesday, April 24, 2002, at 11:00 a.m. Eastern Time (ET). The live audiocast is open to the public, and a replay will be available approximately one hour after its completion, at www.usanetworks.com/investor.relations.

                                     -More-

                                                                          8 of 8


IMPORTANT DISCLOSURES / LEGEND AND FORWARD LOOKING STATEMENTS / FOOTNOTES

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are necessarily estimates reflecting the best judgment of the senior management of USA and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These forward-looking statements should, therefore, be considered in light of various important factors, including those set forth herein and in the documents USA files with the Securities and Exchange Commission. Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include, without limitation: material adverse changes in economic conditions generally or in the markets served by USA, material changes in inflation, future regulatory and legislative actions affecting USA's operating areas, competition from others, product demand and market acceptance, the ability to protect proprietary information and technology or to obtain necessary licenses on commercially reasonable terms, the ability to expand into and successfully operate in foreign markets, and obtaining and retaining skilled workers and key executives. The words "estimate," "project," "intend," "expect," "believe" and similar expressions are intended to identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. USA does not undertake any obligation to update or revise these forward-looking statements, whether as a result of new information, future events or any other reason. The financial, statistical and other information contained in this press release and its attachments is unaudited.

ABOUT USA NETWORKS, INC.

USA Networks, Inc. (Nasdaq: USAI), to be renamed USA Interactive upon the close of its pending transaction with Vivendi Universal, is organized into two groups, the Interactive Group and the Entertainment Group. The Interactive Group consists of Expedia, Inc. (Nasdaq: EXPE), Home Shopping Network (including HSN International and HSN Interactive); Ticketmaster (Nasdaq: TMCS), which operates Citysearch and Match.com; Hotel Reservations Network (Nasdaq: ROOM); Electronic Commerce Solutions; Styleclick (OTC: IBUYA); Precision Response Corporation; and will include TV Travel Group upon the close of the USA/TV Travel Group transaction. The Entertainment Group consists of USA Cable, including USA Network, SCI FI Channel, TRIO, Newsworld International, and Crime; Studios USA, which produces and distributes television programming; and USA Films, which produces and distributes films.

CONTACTS:         USA COMMUNICATIONS:     USA INVESTOR RELATIONS:
                  Ron Sato                Roger Clark / Lauren Rosenfield
                  212-314-7254            212-314-7400

                        USA INTERACTIVE AND SUBSIDIARIES
    ALL AMOUNTS EXCLUDE ENTERTAINMENT ASSETS TO BE CONTRIBUTED IN THE PENDING
                              VIVENDI TRANSACTION
                     AND INCLUDE EXPEDIA FOR THE FULL PERIOD
                     UNAUDITED BUSINESS SEGMENT INFORMATION
                               ( $ IN THOUSANDS )

                                                                THREE MONTHS ENDED MARCH 31,

                                                                 PRO FORMA        PRO FORMA
                                                            ----------------- ---------------
                                                                    2002            2001
                                                            ----------------- ---------------
REVENUES - OPERATING BUSINESSES
           HSN - U.S.                                         $     396,183    $    349,220
           Ticketing                                                153,379         150,109
           Hotel Reservations Network                               165,712         105,286
           Expedia                                                  116,006          57,222
           PRC                                                       70,089          80,692
           Match.com                                                 25,265           8,544
                                                            ----------------- ---------------
                       SUB-TOTAL                                    926,634         751,073

REVENUES - EMERGING BUSINESSES
           Citysearch and related                                     7,275          12,384
           ECS/Styleclick                                            12,084           8,572
           HSN - international and other                             81,534          83,408
                                                            ----------------- ---------------
                       SUB-TOTAL                                    100,893         104,364
                                                            ----------------- ---------------
           Euro's exchange rate fluctuation (a)                    (16,545)        (13,705)
           Disengaged HSN homes (b)                                   (857)          36,152
           Intersegment Elimination                                 (2,989)               -
                                                            ----------------- ---------------
                       TOTAL                                  $  1,007,136      $   877,884
                                                            ================= ===============

ADJUSTED EBITDA - OPERATING BUSINESSES (C)
           HSN - U.S.                                         $      57,717     $    45,706
           Ticketing                                                 33,685          30,233
           Hotel Reservations Network                                25,794          15,822
           Expedia                                                   34,549           4,539
           PRC                                                        5,732          10,017
           Match.com                                                  6,872             264
           Corporate and other                                      (8,701)         (7,937)
                                                            ----------------- ---------------
                       SUB-TOTAL                                    155,648          98,644

ADJUSTED EBITDA - EMERGING BUSINESSES (C)
           Citysearch and related                                  (10,740)        (11,751)
           ECS/Styleclick                                           (8,465)        (16,918)
           HSN - international and other                            (4,572)           (769)
                                                            ----------------- ---------------
                       SUB-TOTAL                                   (23,777)        (29,438)
                                                            ----------------- ---------------
           Euro's exchange rate fluctuation (a)                       (279)           (936)
           Disengaged HSN homes (b)                                      -           6,029
                                                            ---------------- ----------------
                       TOTAL                                  $    131,592      $   74,299
                                                            ================ ================
                                                                                         -
ATTRIBUTABLE ADJUSTED EBITDA- OPERATING BUSINESSES (D)        $    116,729      $   80,622
                                                            ================ ================

(a) In order to present comparable results for HSN Germany, the results have been translated from Euros to U.S. dollars at a constant exchange rate.
(b) 2001 amounts reflect estimated results generated by homes lost by HSN following disengagement of USA Broadcasting to Univision. 2002 amount reflects disengagement related sales rebates offered to customers impacted by disengagement.
(c) Ad EBjusted isITDA, de asfined op inerating plcome (1us, de) anpreciation amd (2ortization, am) ( ofortization cable distribution fees ($13,000 and $8,756, in Q1 2002 and 2001, respectively), (3)
         amortization of non-cash distribution and marketing expense and non-cash compensation expense and (4) disengagement related payments to cable operators, marketing expenses and sales rebates ($11,538 in Q1
         2002) related to the transfer of HSN's distribution to cable (which has been accomplished).
(d) Attributable Adjusted EBITDA- Operating Businesses is defined as Adjusted EBITDA from Operating Businesses, less the percentage of Adjusted EBITDA attributable to minority shareholders of USA's public subsidiaries. This percentage is determined based on fully diluted, treasury method shares as of March 31, 2002.

                        USA INTERACTIVE AND SUBSIDIARIES
    ALL AMOUNTS EXCLUDE ENTERTAINMENT ASSETS TO BE CONTRIBUTED IN THE PENDING
                              VIVENDI TRANSACTION
                     AND INCLUDE EXPEDIA FOR THE FULL PERIOD
                     UNAUDITED BUSINESS SEGMENT INFORMATION
                    ( $ IN THOUSANDS, EXCEPT PER SHARE DATA )

                                                                                    THREE MONTHS ENDED MARCH 31,

                                                                                     PRO FORMA           PRO FORMA
                                                                                  -------------        -------------
                                                                                        2002               2001
                                                                                  -------------        -------------
Revenues, net                                                                     $   1,007,136         $    877,884

Operating costs and expenses:
 Costs related to revenues                                                              628,134              568,167
 Other costs and expenses                                                               248,267              235,418
 Disengagement costs (a)                                                                 10,681                    -
 Amortization of non cash distribution and marketing expense (b)                         11,023                8,017
 Amortization of non cash compensation expense (c)                                        4,738                9,332
 Amortization of cable distribution fees                                                 13,000                8,756
 Depreciation and amortization (d)                                                       66,986               64,853
                                                                                  -------------        -------------
  Total operating costs and expenses                                                    982,829              894,543
                                                                                  -------------        -------------
  Operating income                                                                       24,307             (16,659)

Interest expense, net                                                                   (4,224)              (2,615)
Other, net                                                                               12,873               18,597
                                                                                  -------------        -------------
  Earnings before income taxes and minority interest                                     32,956                (677)

Income tax expense                                                                     (21,650)             (24,730)
Minority interest                                                                       (4,072)                8,363
                                                                                  -------------        -------------

Earnings/(loss) before preferred dividend                                          $      7,234         $   (17,044)

Preferred dividend (e)                                                                  (3,264)              (3,264)

Net earnings/(loss) available to common shareholders
                                                                                  -------------        -------------
from continuing operations (d)                                                     $      3,970         $   (20,308)
                                                                                  =============        =============

Diluted net loss available to common shareholders
 from continuing operations                                                        $      (451)         $   (20,308)
                                                                                  =============        =============

Cash net income from continuing operations                                         $     25,535         $      4,057
                                                                                  =============        =============

Weighted average diluted shares                                                         471,832              397,842
                                                                                  =============        =============
Weighted average CNI shares                                                             471,832              456,277
                                                                                  =============        =============

EPS AVAILABLE TO COMMON SHAREHOLDERS
FROM CONTINUING OPERATIONS

Diluted loss per share available to common shareholders                             $       .00          $     (.05)
                                                                                  =============        =============
Cash net income per share                                                           $       .05           $      .01
                                                                                  =============        =============

ADJUSTED EBITDA (F)                                                                  $  131,592            $  74,299
                                                                                  =============        =============

(a) Represents costs incurred related to the disengagement of HSN from the USA Broadcasting stations. Amounts primarily relate to payments to cable operators and related marketing expenses in the disengaged markets. Note that an additional $857 of disengagement related sales rebates offered to customers impacted by disengagement is reflected net of revenue.

(b) Amortization of warrants and stock issued in exchange for distribution and marketing services.

(c) Expense relates to the Company's bonus stock purchase program, restricted stock awards and certain stock option grants.

(d) Q1 '02 excludes cumulative effect expense from adoption of FAS 141/142 of $310,587 after tax and minority interest. Including this non-operating charge results in a diluted EPS of $(0.75) for Q1 '02. Q1 '01 is presented as if the new accounting rules for goodwill were effective as of January 1, 2001. The amount of goodwill in Q1 '01 was $37,702, after tax and minority interest. Including this goodwill results in a diluted EPS of $(0.15) for Q1 '01.

(e) In relation to Expedia, the Company issued preferred stock with a dividend of 1.99%, payable in cash or stock.

(f) Adjusted EBITDA, is defined as operating income plus, (1) depreciation and amortization, (2) amortization of cable distribution fees ($13,000 and $8,756, in Q1 2002 and 2001, respectively), (3) amortization of non-cash distribution and marketing expense and non-cash compensation expense and (4) disengagement related payments to cable operators, marketing expenses and sales rebates ($11,538 in Q1 2002) related to the transfer of HSN's distribution to cable (which has been accomplished).

                        USA INTERACTIVE AND SUBSIDIARIES
               EPS AND CASH NET INCOME RECONCILIATION INFORMATION
                                    UNAUDITED
                    ( $ IN THOUSANDS, EXCEPT PER SHARE DATA )


                                                              THREE MONTHS ENDED MARCH 31,

                                                                  PRO FORMA   PRO FORMA
                                                                 ----------   ----------
                                                                     2002        2001
                                                                 ----------   ----------
DILUTED LOSS PER SHARE:
  Net earnings/(loss) before preferred dividend                  $   7,234      (17,044)
  Impact of exchangeable shares and dilutive securities
                                                                    (4,421)        --
  Preferred Dividend
                                                                    (3,264)      (3,264)
                                                                 ----------   ----------
  DILUTED NET LOSS AVAILABLE TO COMMON SHAREHOLDERS                   (451)     (20,308)

  Weighted average diluted shares                                  471,832      397,842
                                                                 ==========   ==========

  Diluted loss per share available to common shareholders        $     .00    $    (.05)
                                                                 ==========   ==========
CASH NET INCOME:
  Net loss before preferred dividend                             $   7,234      (17,044)
  Impact of exchangeable shares and dilutive securities             (4,421)         340
  Preferred Dividend                                                (3,264)      (3,264)
  Impact of non-cash items, net of tax and minority interest        25,986       24,025
                                                                 ----------   ----------
  CASH NET INCOME                                                $  25,535        4,057
                                                                 ==========   ==========
  Weighted average CNI shares                                      471,832      456,277
                                                                 ==========   ==========

  Cash net income per share                                      $     .05    $     .01
                                                                 ==========   ==========

RECONCILIATION OF BASIC AND CASH NET INCOME OUTSTANDING SHARES

     Basic weighted average shares                                 408,364      397,842
     Exchangeable Holdco shares                                     33,217       33,217
     Treasury Method Stock Options and Warrants                     30,251       25,218
                                                                 ----------   ----------
                                                                   471,832      456,277
                                                                 ==========   ==========

                       USA NETWORKS, INC. AND SUBSIDIARIES
              BUSINESS SEGMENT INFORMATION - CONTINUING OPERATIONS
                                    UNAUDITED
                               ( $ IN THOUSANDS )

                                            THREE MONTHS ENDED MARCH 31,

                                                ACTUAL         ACTUAL
                                             -----------    -----------
                                                 2002           2001
                                             -----------    -----------

REVENUES - OPERATING BUSINESSES
    Cable and studios                        $   367,259    $   434,972
    HSN - U.S.                                   396,183        349,220
    Ticketing                                    153,379        150,109
    Hotel Reservations Network                   165,712        105,286
    Expedia                                       80,519             --
    PRC                                           70,089         80,692
    Match.com                                     25,265          8,544
                                             -----------    -----------
    SUB-TOTAL                                  1,258,406      1,128,823

REVENUES - EMERGING BUSINESSES
    Citysearch and related                         7,275         12,384
    ECS/Styleclick                                12,084          8,572
    HSN - international and other                 81,534         83,408
    USA Films                                     30,743         51,006
    Trio, NWI, Crime, other emerging media         6,976          6,163
                                             -----------    -----------
    SUB-TOTAL                                    138,612        161,533
                                             -----------    -----------
    Euro's exchange rate fluctuation (a)         (16,545)       (13,705)
    Disengaged HSN homes (b)                        (857)        36,152
    Intersegment Elimination                      (7,048)            --
                                             -----------    -----------
    TOTAL                                    $ 1,372,568    $ 1,312,803
                                             ===========    ===========

ADJUSTED EBITDA - OPERATING BUSINESSES (C)
    Cable and studios                        $   126,324    $   163,406
    HSN- U.S.                                     57,717         45,706
    Ticketing                                     33,685         30,233
    Hotel Reservations Network                    25,794         15,822
    Expedia                                       25,371             --
    PRC                                            5,732         10,017
    Match.com                                      6,872            264
    Corporate and other                           (9,293)        (7,937)
                                             -----------    -----------
    SUB-TOTAL                                    272,202        257,511


ADJUSTED EBITDA - EMERGING BUSINESSES (C)
    Citysearch and related                       (10,740)       (11,751)
    ECS/Styleclick                                (8,465)       (16,918)
    HSN - international and other                 (4,572)          (769)
    USA Films                                     (6,069)        (1,033)
    Trio, NWI, Crime, other emerging media        (3,409)        (1,697)
                                             -----------    -----------
    SUB-TOTAL                                    (33,255)       (32,168)
                                             -----------    -----------
    Euro's exchange rate fluctuation (a)            (279)          (936)

    Disengaged HSN Homes (b)                          --          6,029
    Intersegment Elimination                      (4,059)            --
                                             -----------    -----------
    TOTAL                                    $   234,609    $   230,436
                                             ===========    ===========

(a) In order to present comparable results for HSN Germany, the results have been translated from Euros to U.S. dollars at a constant exchange rate.
(b) Reflects estimated results generated by homes lost by HSN following disengagement of USA Broadcasting to Univision. 2002 amount reflects disengagement related sales rebates offered to customers impacted by disengagement.
(c) Adjusted EBITDA, is defined as operating income plus, (1) depreciation and amortization, (2) amortization of cable distribution fees ($13,000 and $8,756, in Q1 2002 and 2001, respectively), (3) amortization of non-cash distribution and marketing expense and non-cash compensation expense and (4) disengagement related payments to cable operators, marketing expenses and sales rebates ($11,538 in Q1 2002) related to the transfer of HSN's distribution to cable (which has been accomplished).

                       USA NETWORKS, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                    UNAUDITED
                    ( $ IN THOUSANDS, EXCEPT PER SHARE DATA )

                                                                  THREE MONTHS ENDED MARCH 31,
                                                                     ACTUAL          ACTUAL
                                                                   -----------    -----------
                                                                       2002           2001
                                                                   -----------    -----------
Revenues, net                                                      $ 1,372,568    $ 1,312,803

Operating costs and expenses:
 Costs related to revenues                                             822,452        799,849
 Other costs and expenses                                              316,364        282,518
 Disengagement costs  (a)                                               10,681           --
 Amortization of non cash distribution and marketing expense (b)         6,964          8,017
 Amortization of non cash compensation expense (c)                       3,808          2,855
 Amortization of cable distribution fees                                13,000          8,756
 Depreciation and amortization (d)                                      62,853         54,234
                                                                   -----------    -----------
  Total operating costs and expenses                                 1,236,122      1,156,229
                                                                   -----------    -----------
  Operating income                                                     136,446        156,574

Interest expense, net                                                  (11,758)       (11,416)
Other, net                                                             (12,132)        (6,522)
                                                                   -----------    -----------
  Earnings before income taxes and minority interest                   112,556        138,636

Income tax expense                                                     (32,180)       (33,742)
Minority interest                                                      (54,476)       (79,075)

                                                                   -----------    -----------

Net earnings/(loss) from continuing operations                     $    25,900    $    25,819


Preferred dividend (e)                                                  (1,967)          --
                                                                   -----------    -----------

Net earnings available to common shareholders (d)                  $    23,933    $    25,819
                                                                   ===========    ===========

 Diluted net income available to common shareholders               $    22,838    $    25,819
                                                                   ===========    ===========

Cash net income                                                    $    64,419    $    95,373
                                                                   ===========    ===========

Weighted average diluted shares                                        421,959        396,894
                                                                   ===========    ===========
Weighted average cash net income shares                                783,112        758,047
                                                                   ===========    ===========

EPS FROM CONTINUING OPERATIONS
Diluted loss per share available to common shareholders            $       .05    $       .07
                                                                   ===========    ===========
Cash net income per share                                          $       .08    $       .13
                                                                   ===========    ===========


ADJUSTED EBITDA (F)                                                $   234,609    $   230,436
                                                                   ===========    ===========

(a) Represents costs incurred related to the disengagement of HSN from the USA Broadcasting stations. Amounts primarily relate to payments to cable operators and related marketing expenses in the disengaged markets. Note that the additional $857 of disengagement related sales rebates offered to customers impacted by disengagement is reflected net of revenue.

(b) Amortization of warrants and stock issued in exchange for distribution and marketing services.

(c) Expense relates to the Company's bonus stock purchase program, restricted stock awards and certain stock option grants.

(d) Q1 '02 excludes cumulative effect expense from adoption of FAS 141/142 of $310,587 after tax and minority interest. Including this non-operating charge results in a diluted EPS of $(0.73) for Q1 '02. Q1 '01 is presented as if the new accounting rules for goodwill were effective as of January 1, 2001. The amount of goodwill in Q1 '01 was $43,201, after tax and minority interest. Furthermore, Q1 '01 excludes cumulative effect expense from adoption of the new accounting rules for film accounting of $9,187, net of tax and minority interest. Including the goodwill and cumulative effect adjustment results in a diluted EPS of $(0.07) for Q1 '01.

(e) In relation to Expedia, the Company issued preferred stock with a dividend of 1.99%, payable in cash or stock.

(f) Adjusted EBITDA, is defined as operating income plus, (1) depreciation and amortization, (2) amortization of cable distribution fees ($13,000 and $8,756, in Q1 2002 and 2001, respectively), (3) amortization of non-cash distribution and marketing expense and non-cash compensation expense and (4) disengagement related payments to cable operators, marketing expenses and sales rebates ($11,538 in Q1 2002) related to the transfer of HSN's distribution to cable (which has been accomplished).

                       USA NETWORKS, INC. AND SUBSIDIARIES
   EPS AND CASH NET INCOME RECONCILIATION INFORMATION - CONTINUING OPERATIONS
                                    UNAUDITED
                    ( $ IN THOUSANDS, EXCEPT PER SHARE DATA )

                                                              THREE MONTHS ENDED MARCH 31,
                                                                   ACTUAL       ACTUAL
                                                                 ---------    ---------
                                                                    2002         2001
                                                                 ---------    ---------
DILUTED LOSS PER SHARE:
  Net earnings before preferred dividend                            25,900    $  25,819
  Impact of exchangeable shares and dilutive securities
                                                                    (1,095)        --
  Preferred
  Dividend                                                          (1,967)        --
                                                                 ---------    ---------

  DILUTED INCOME AVAILABLE TO COMMON SHAREHOLDERS                $  22,838    $  25,819

  Weighted average diluted shares                                  421,959      396,894
                                                                 =========    =========

  Diluted earnings per share available to common shareholders    $     .05    $     .07
                                                                 =========    =========

CASH NET INCOME:
  Net loss before preferred dividend                             $  25,900    $  25,819
   Impact of exchangeable shares and dilutive securities
                                                                    24,123       50,637
  Preferred Dividend
                                                                    (1,967)        --
  Impact of non-cash items, net of tax and minority interest        16,363       18,917
                                                                 ---------    ---------
  CASH NET INCOME                                                   64,419    $  95,373
                                                                 =========    =========

  Weighted average CNI shares                                      783,112      758,047
                                                                 =========    =========

  Cash net income per share                                      $     .08    $     .13
                                                                 =========    =========


RECONCILIATION OF BASIC AND CASH NET INCOME OUTSTANDING SHARES

     Basic weighted average shares                                 393,736      370,176
     Exchangeable Holdco shares                                    361,153      361,153
     Treasury Method Stock Options                                  28,223       26,718
                                                                 ---------    ---------
                                                                   783,112      758,047
                                                                 =========    =========